UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

SILICON IMAGE, INC.
(Exact name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307
(Commission File Number)	(IRS Employer Identification No.)

1140 East Arques Ave., Sunnyvale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 616-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 30, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Silicon Image, Inc. (the “Registrant”) approved the target bonus levels (the “Target Bonus Levels”) for executive participants under the Registrant’s 2012 Bonus Plan. The Target Bonus Levels are by employee position or title and indicate a percentage that would apply to the respective employee’s fiscal year 2012 base compensation for bonus calculation purposes under the 2012 Bonus Plan. A summary of the Target Bonus Levels for executive participants in the 2012 Bonus Plan follows:

Target Bonus Levels for Executives under the 2012 Bonus Plan

Position/Title	Target Bonus Level

Chief Executive Officer	100%

Chief Financial Officer	50%

Vice President, Product Marketing, and Vice President,	50%
General Manager, of Wireless Division

Vice President, IP Business Group ¹	50%

Chief Legal and Administrative Officer	50%

Other Vice Presidents	45%

The Target Bonus Levels and bonus amounts payable are subject to the terms and conditions of the 2012 Bonus Plan.  The 2012 Bonus Plan provides incentives to certain executive and non-executive employees to assist the Registrant in achieving its financial goals for the fiscal year ending December 31, 2012.

Under the 2012 Bonus Plan, the Registrant’s employees, including its executive officers, but excluding the employees of the Registrant who are entitled to participate in any business development plan or sales incentive plan of the Registrant and employees who begin their employment with the Registrant on or before October 1, 2012, are eligible for an annual cash bonus.  In addition, participants must complete all mandatory training(s) within the requisite time periods in order to be eligible to receive payment of a bonus.

The Registrant will establish cash bonus pools for executive participants and non-executive participants if (i) the Registrant’s actual revenue for the full fiscal year 2012 equals or exceeds 90% of the planned revenue (“Plan Revenue”) for such period established in the 2012 Annual Operating Plan approved by the Board (“2012 Annual Operating Plan”) and (ii) the Registrant’s operating income determined in accordance with generally accepted accounting principles less stock-based compensation expense, amortization of intangible assets and such other extraordinary items as may be determined by the Committee (“Non-GAAP Operating Income”) for the full fiscal year 2012 equals or exceeds 90% of the planned Non-GAAP Operating Income established in the 2012 Annual Operating Plan (the “Plan Non-GAAP Operating Income”).  The amounts of each cash bonus pool will be a function of the extent to which the Registrant’s actual revenue equals or exceeds 90% of the Plan Revenue and the Registrant’s Non-GAAP Operating Income equals or exceeds 90% of the Plan Non-GAAP Operating Income after taking into account the expense of any bonus accrual under the terms of the 2012 Bonus Plan.

The bonus pools will not be funded if the Registrant’s actual revenue or Non-GAAP Operating Income is less than 90% of Plan Revenue or Plan Non-GAAP Operating Income, respectively.  If the Registrant achieves 90% of the Plan Revenue and Plan Non-GAAP Operating Income, the cash bonus pools will be funded in an aggregate amount equal to approximately $2,700,000.  If the Registrant achieves 100% of the Plan Revenue and Plan Non-GAAP Operating Income, the cash bonus pools will be funded in an aggregate amount equal to approximately $5,400,000.  And, if the Registrant achieves 110% of the Plan Revenue and Plan Non-GAAP Operating Income, the cash bonus pools will be funded in an aggregate amount equal to approximately $6,750,000.    If the Registrant achieves 110% of the Plan Revenue, and Non-GAAP Operating Income is at or above 15% of the Registrant’s 2012 actual revenue, inclusive of the funded bonus amount, then the cash bonus pools will be funded in an aggregate amount of approximately $9,000,000, which is the maximum funding under the 2012 Bonus Plan.   In the event that the Registrant’s performance with respect to actual revenue and Non-GAAP Operating Income falls in between the targets established in the 2012 Bonus Plan, the actual bonus amounts will be calculated pro rata on a straight line basis.

The actual bonuses that may be paid to each participant under the 2012 Bonus Plan will be based on the participant’s target bonus, which is equal to a percentage of base compensation, the Registrant’s actual revenue and Non-GAAP Operating Income as described above and reflected in the Registrant’s audited financial results filed with its annual report on Form 10-K with the Securities and Exchange Commission, and on the participant’s individual performance in 2012.  The Committee has exclusive authority and sole discretion to determine the amount of each participant’s target bonus and the actual amount payable to each participant and may amend or terminate the 2012 Bonus Plan at any time.  The amounts of bonuses, if any, allocable to individual executive employees will be determined by the Committee in its sole discretion. The amounts of bonuses, if any, allocable to individual non-executive employees will be determined by the Registrant’s management. The amounts of individual bonuses may be less than, equal to or greater than the participant’s target bonus.

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1 In fiscal year 2012, the target variable compensation for the Registrant’s Vice President, IP Business Group, is 50% of base compensation for the period, with 25% thereof based on and payable in accordance with the terms of the 2012 Bonus Plan and 25% thereof payable on the achievement of certain revenue targets established in the 2012 Annual Operating Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2012

SILICON IMAGE, INC

	By:	/s/ Edward Lopez
Edward lopez
Chief Legal and Administrative Officer